Exhibit 10.2

                                        Form for LTPP
ITRON, INC.
RESTRICTED STOCK UNIT AWARD NOTICE
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
 Itron, Inc. (the "Company") hereby grants to Participant a Restricted Stock Unit Award (the "Award").  The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the "Award Notice"), the Restricted Stock Unit Award Agreement, the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the "Plan") and the Itron, Inc. Long-Term Performance Plan (the "LTPP"), which are incorporated into the Award Notice in their entirety.

Participant: _____________________________
Grant Date:                                    ________ __, 200_

Vesting Commencement Date:                         ________ __, 200_

Number of Restricted Stock Units:                      __________

Vesting Schedule:    The Award will vest in full on the third anniversary of the Grant Date.

Additional Terms/Acknowledgement:  The undersigned Participant acknowledges receipt of, and understands and agrees to, the Award Notice, the Restricted Stock Unit Award Agreement, the LTPP and the Plan Summary for the Plan.  Participant further acknowledges that as of the Grant Date, the Award Notice, the Restricted Stock Unit Award Agreement, the LTPP and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

ITRON, INC.

By: ____________________________
Its: ____________________________

PARTICIPANT

[Name]          ______________________
Taxpayer ID:            ________________________
Address:              ______________________
              ________________________

Attachments:
1.  Restricted Stock Unit Award Agreement
2.  Plan Summary for the Amended and Restated 2000 Stock Incentive Plan
3.  Long-Term Performance Plan

ITRON, INC.
AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Award Notice (the "Award Notice"), this Restricted Stock Unit Award Agreement (this "Agreement") and the Itron, Inc. Long-Term Performance Plan, Itron, Inc. (the "Company") has granted you a Restricted Stock Unit Award (the "Award") under its Amended and Restated 2000 Stock Incentive Plan (the "Plan") for the number of Restricted Stock Units indicated in your Award Notice.  Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:
1. Vesting

The Award will vest according to the vesting schedule set forth in the Award Notice (the "Vesting Schedule"). One share of the Company's Common Stock will be issuable for each Restricted Stock Unit that vests.  Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "Vested Units."  Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as "Unvested Units."  The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the "Units").  Unless otherwise provided in this Agreement, as soon as practicable after Unvested Units become Vested Units, the Company will settle the Vested Units by issuing to you one share of the Company's Common Stock for each Vested Unit.  The Award will terminate and the Unvested Units will be subject to forfeiture upon your termination of employment as set forth in Section 2.

2. Termination of Employment; Corporate Transaction
2.1 Termination of Employment

Except as provided in Section 2.2 below, if your employment terminates during the Units' vesting period for any reason other than Cause, the Unvested Units will vest pro-rata, based on the number of full months of employment with the Company during the vesting period (rounded to down to the nearest whole number); provided, however, that your termination of employment must constitute a "separation from service" under Section 409A of the Code and the regulations thereunder ("Section 409A"); and, provided further, that the Units that become Vested Units as a result of such pro-rata vesting will not be settled in shares of Common Stock until the date that is six months after such separation from service.  In the event that your termination of employment does not satisfy the definition of "separation from service" under Section 409A, then Unvested Units will still vest pro-rata, based on the number of full months of employment with the Company during the vesting period (rounded to down to the nearest whole number), but the Units that become Vested Units as a result of such pro-rata vesting will not be settled in shares of Common Stock until the date they would otherwise have vested (i.e., three years from the date of grant).  If your employment terminates for Cause, any Unvested Units will be forfeited to the Company.

2.2 Corporate Transaction
In the event of (a) a Corporate Transaction (other than a Related Party Transaction) or (b) a Change in Control as defined in the Company's standard change in control agreements in effect at that time, in either case, provided that the transaction also constitutes a change in control event within the meaning of Section 409A, any Unvested Units will accelerate in vesting and become Vested Units immediately prior to such transaction.

3. Securities Law Compliance

3.1           You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2           You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company's Common Stock that you receive pursuant to settlement of this Award (the "Shares") unless (a) there is an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.  You understand that the Company has no obligation to you to register the Shares with the Securities and Exchange Commission and has not represented to you that it will so register the Shares.

3.3           You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the "Acts") and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4           You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

4. Transfer Restrictions
Units shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.
5. No Rights as Shareholder
You shall not have voting or other rights as a shareholder of the Company with respect to the Units.
6. Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares may be complicated.  These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company.  You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares.  Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7. Book Entry Registration of Shares
The Company will issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name and the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system.

8. Withholding

8.1           You are ultimately responsible for all taxes owned in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including FICA or any other social tax obligation (the "Tax Withholding Obligation"), regardless of any action the Company or any Related Corporations take with respect to any such Tax Withholding Obligation that arises in connection with this Award.  The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation.

8.2           Notwithstanding the foregoing, by accepting this agreement and in order to satisfy your obligations set forth in this Section 8, you understand and agree that you may be required to enter into a trading plan (which would comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act) with a brokerage firm acceptable to the Company for such purpose (the "Agent"), and to authorize the Agent to:

(a)
sell on the open market at the then prevailing market price(s), on your behalf, on or as soon as practicable after the vesting date for any Unvested Units, the number of Shares (rounded up to the next whole number) issuable to you upon settlement of Vested Units sufficient to generate proceeds to cover the withholding taxes that you are required to pay pursuant to this Section 8 and all applicable fees and commissions due to, or required to be collected by, the Agent; and

(b)	remit any remaining funds to you.

8.3           Notwithstanding the forgoing, to the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to you, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.
9. General Provisions

9.1           Notices.  Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  You or the Company may change, by written notice to the other, the address previously specified for receiving notices.  Notices delivered to the Company should be addressed as follows:

Company:                                Itron, Inc.
Attn: General Counsel
2111 N. Molter Road
Liberty Lake, Washington 99019

9.2           Assignment.  The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board of Directors.

9.3           No Waiver.  No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.4           Undertaking.  You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.

9.5           Agreement Is Entire Contract.  This Agreement, the Award Notice, the Plan and the LTPP constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written agreements on the subject.  This Agreement is made pursuant to the provisions of the Plan and the LTPP and will in all respects be construed in conformity with the express terms and provisions of the Plan and the LTPP.

9.6           Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.7           No Employment or Service Contract.  Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or Related Corporations, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

9.8           Section 409A Compliance.  Notwithstanding any provision in the Plan or this Agreement to the contrary, the Plan Administrator may, at any time and without your consent, modify the terms of the Award as it determines appropriate to avoid the imposition of interest or penalties under Section 409A.

9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
9.10 Governing Law. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.
NOTE:  Sections 9.11 and 9.12 below are for awards to foreign employees only.  These provisions, along with the rest of this agreement, should be reviewed by local counsel for each country in which you are making grants.

9.11           Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the grant of the Award evidenced hereby, you acknowledge that: (a) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (b) the grant of the Award is a one-time benefit which does not create any contractual or other right to receive future awards, or benefits in lieu of awards; (c) all determinations with respect to any such future awards, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the price of the award, if any, the time or times when each award will vest and/or become exercisable, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e)  the value of the Award is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) the Award is not part of normal or expected compensation for purposes of calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and you will have no entitlement to compensation or damages as a consequence of your forfeiture of any unvested portion of the Award as a result of your termination of employment for any reason; (g) the vesting of the Award ceases upon your termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) the future value of the Shares underlying the Award is unknown and cannot be predicted with certainty; and (i) in the event that you are not a direct employee of the Company, the grant of the Award will not be interpreted to form an employment or other relationship with the Company.

9.12           Employee Data Privacy.  By entering into this Agreement and accepting the Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan; (b) understand that the Company and your employer may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title and details of all awards or entitlement to the Common Stock granted to you under the Plan or otherwise ("Data"); (c) understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting/settlement of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country; (d) waive any data privacy rights you may have with respect to the Data; and (e) authorize the Company, its Related Corporations and its agents to store and transmit such information in electronic form.